Exhibit 99.1

FOR IMMEDIATE RELEASE

Idenix Pharmaceuticals Contact:

Teri Dahlman (617) 995-9807

Idenix Announces Promising Clinical Data and Continued Progress in Nucleotide

Prodrug Development Programs for the Treatment of Hepatitis C

•	Idenix Reports Positive Proof-of-Concept Data for Lead Nucleotide Prodrug, IDX21437

•	Idenix on Track to Initiate All-Oral Pan-Genotypic Phase II Combination Clinical Study of IDX21437 and Samatasvir in mid-2014

•	Idenix Initiates Phase I Clinical Trial of Follow-on Nucleotide Prodrug, IDX21459

•	Idenix to Host Conference Call / Webcast at 8:00 a.m. ET today

CAMBRIDGE, Mass., April 7, 2014 — Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases, today announced continued progress of the Company’s program to develop nucleotide prodrug inhibitors for the treatment of hepatitis C virus (HCV) infection. Idenix is reporting potent antiviral activity of mean maximum 4.2-4.3 log10 IU/mL reductions for patients infected with HCV genotype 1, 2 or 3 receiving 300 mg once daily of IDX21437 in the seven-day proof-of-concept portion of a phase I/II clinical trial. Based on this progress, the Company’s goal is to initiate a combination clinical trial of IDX21437 and samatasvir, a pan-genotypic NS5A inhibitor, in mid-2014. In addition, Idenix has selected a follow-on uridine-based nucleotide prodrug, IDX21459, from its ongoing nucleotide discovery program and initiated enrollment for the healthy volunteer portion of a phase I clinical trial.

“As more all-oral regimens become available to treat hepatitis C, an increased number of patients will be diagnosed and treated. It will be important to have simple, short duration options for our patients. These early data for IDX21437 support its potential to be part of future treatment combinations.” said Professor Edward Gane, MD, Deputy Director and Hepatologist, New Zealand Liver Transplant Unit, Auckland City Hospital in New Zealand, and a clinical investigator in the IDX21437 proof-of-concept study. “Nucleotide-based treatment combinations are favored because of safety, efficacy, high barrier to resistance and low drug-drug interaction potential and we look forward to seeing further results from studies with IDX21437.”

“We are very pleased with these positive data for IDX21437 and we are excited to have two nucleotide prodrug candidates in the clinic,” said Ron Renaud, Idenix’s President and Chief Executive Officer. “With the initiation of the phase II study of IDX21437 and samatasvir later this year, we will be one of a few companies with an all-oral, pan-genotypic, nucleotide-based combination approach in the clinic. We believe this regimen has the potential to play a significant role in advancing HCV care for the benefit of patients, physicians and payers.”

IDX21437: Topline 7-Day Phase I/II Clinical Results

In January 2014, Idenix initiated the seven-day proof-of-concept portion of a phase I/II clinical trial for IDX21437. The trial completed enrollment of 44 treatment-naïve, genotype (GT) 1, 2 or 3 HCV-infected patients. Patients were randomized to receive once-daily doses of placebo, 50 mg, 150 mg, or 300 mg of IDX21437 for seven days. The topline clinical results include:

•	IDX21437 was well-tolerated with no observed pattern of adverse events or laboratory abnormalities.

•	Treatment with IDX21437 exhibited potent pan-genotypic activity in a dose-dependent manner:

•	In GT 1 HCV-infected patients (n=8), the mean maximal viral load reduction was 4.2 log10 IU/mL in the 300 mg arm.

•	The mean maximal viral load reduction of 4.3 log10 IU/mL was achieved in GT 2 and 3 HCV-infected patients in the 300 mg arm (n=10).

•	More detailed findings are expected to be presented at a future scientific meeting.

•	Based on these findings, the 300 mg dose of IDX21437 has been chosen for the anticipated phase II combination study with samatasvir.

IDX21459: Phase I Clinical Program

In April 2014, Idenix initiated enrollment for the healthy volunteer portion of a phase I clinical trial of IDX21459 in Europe. This portion of the study is expected to enroll approximately 50 healthy volunteers and will evaluate once-daily doses of IDX21459 ranging from 10 mg – 300 mg. The proof-of-concept portion of the study is expected to enroll a total of 40 treatment-naïve, genotype 1 HCV-infected patients who will receive once-daily doses of placebo, 50 - 300 mg of IDX21459 for seven days. IDX21459 has shown a favorable preclinical profile including potent, pan-genotypic activity and favorable safety with respect to cardiac, mitochondrial and genotoxicity assessments.

Additional Nucleotide Candidates

Idenix’s primary efforts in nucleotide development will continue to focus on its lead candidate, IDX21437, and follow-on prodrug candidate, IDX21459, as well as earlier-stage nucleotide prodrugs. An important objective for the discovery program is to identify nucleotides offering distinct resistance profiles that can be combined with one of the Company’s current nucleotide clinical candidates to treat HCV. Idenix also announced today that the Company has elected not to continue its clinical development program for HCV nucleotide prodrug, IDX20963, previously placed on clinical hold by the U.S. Food and Drug Administration (FDA).

CONFERENCE CALL AND WEBCAST INFORMATION

Idenix management will host a conference call at 8:00 a.m. ET today. To access the call, please dial (877) 640-9809 (U.S./Canada) or (914) 495-8528 (International) and enter passcode 26004979. A live webcast will be available through the Investor section of the Idenix website at www.idenix.com under “Events & Presentations”. The archived webcast will be available for two weeks following the call on the Idenix website.

ABOUT IDX21437

IDX21437, Idenix’s lead uridine-based nucleotide prodrug inhibitor, has completed the single-dose and seven-day proof-of-concept portions of a phase I/II clinical trial. Extensive preclinical testing for IDX21437 has demonstrated favorable antiviral activity across genotypes 1-6 and a safety profile which supported advancement into clinical trials. Based on this progress, the Company’s goal is to initiate an Idenix-sponsored combination clinical trial of IDX21437 and samatasvir in mid-2014.

ABOUT SAMATASVIR

Samatasvir is an NS5A inhibitor with low picomolar, pan-genotypic antiviral activity in vitro. To date, samatasvir has been safe and well-tolerated after single and multiple doses of up to 150 mg in healthy volunteers up to 14 days duration, and in HCV-infected patients up to 12 weeks duration. Samatasvir has demonstrated potent pan-genotypic antiviral activity in HCV-infected patients with mean maximal viral load reductions up to approximately 4.0 log10 IU/mL across HCV genotypes 1-4 in a proof-of-concept, three-day monotherapy study.

Under a non-exclusive collaboration with Janssen Pharmaceuticals, Inc., Idenix is evaluating all-oral, direct-acting antiviral HCV combination regimens including samatasvir, simeprevir (TMC435), a once-daily protease inhibitor jointly developed by Janssen R&D Ireland and Medivir AB, and TMC647055/r, a once-daily non-nucleoside polymerase inhibitor boosted with low-dose ritonavir being developed by Janssen. In this program, Idenix is conducting two ongoing phase II 12-week clinical trials, HELIX-1 and HELIX-2.

ABOUT HEPATITIS C

Hepatitis C virus is a common blood-borne pathogen infecting three to four million people worldwide annually. The World Health Organization (WHO) estimates that more than 150 million people worldwide are chronically infected with HCV, representing a nearly 5-fold greater prevalence than human immunodeficiency virus.

ABOUT IDENIX

Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical Company engaged in the discovery and development of drugs for the treatment of human viral diseases. Idenix’s current focus is on the treatment of patients with hepatitis C infection. For further information about Idenix, please refer to www.idenix.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including but not limited to the statements regarding the Company’s future business and financial performance. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “expect,” “plans,” “anticipates,” “intends,” “will,” and similar expressions are also intended to identify forward-looking statements, as are expressed or implied statements with respect to the Company’s potential pipeline candidates, including any expressed or implied statements regarding the efficacy and safety of samatasvir, IDX21437, IDX21459 or any other drug candidate; the successful development of novel combinations of direct-acting antivirals for the treatment of HCV; and the likelihood and success of any future clinical trials involving samatasvir, IDX21437, IDX21459 or our other drug candidates. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to the following: there can be no guarantees that the Company will advance any clinical product candidate or other component of its potential pipeline to the clinic, to the regulatory process or to commercialization; uncertainties relating to, or unsuccessful results of, clinical trials, including additional data relating to the ongoing clinical trials evaluating its product candidates; and the Company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These and other risks which may impact management’s expectations are described in greater detail under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission (SEC) and in any subsequent periodic or current report that the Company files with the SEC.

All forward-looking statements reflect the Company’s estimates only as of the date of this release (unless another date is indicated) and should not be relied upon as reflecting the Company’s views, expectations or beliefs at any date subsequent to the date of this release. While Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if the Company’s estimates change.

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